Exhibit 10.35

THIRD AMENDMENT TO OPERATING AGREEMENT

GREEN VALLEY RANCH GAMING, LLC

THIS THIRD AMENDMENT TO OPERATING AGREEMENT (this “Third Amendment”) is dated as of December 17, 2004 (the “Effective Date”), among GREEN VALLEY RANCH GAMING, LLC, a Nevada limited liability company (the “Company”), GCR GAMING, LLC, a Nevada limited liability company (“GCR”), GV RANCH STATION, INC., a Nevada corporation (“Station”), and a wholly-owned subsidiary of STATION CASINOS, INC., a Nevada Corporation (“Parent”) and Station in its capacity as Manager.  GCR GAMING GUARANTOR, LLC, a Nevada limited liability company (“GCR Guarantor”) and Parent have executed and joined this Third Amendment for the purposes set forth below.

RECITALS:

                                                WHEREAS, the Company, GCR and Station executed the Operating Agreement, dated as of March 10, 2000 (the “Original Operating Agreement”), as amended by the First Amendment to Operating Agreement, dated September 17, 2001 (the “First Amendment”), and the Second Amendment to Operating Agreement, dated December 19, 2003 (the “Second Amendment” and together with the First Amendment and the Original Operating Agreement, the “Operating Agreement”), with respect to the Company.  (Any term used in this Third Amendment with its initial letter capitalized and not otherwise defined herein shall have the meaning described to it in the Operating Agreement.)

                                                WHEREAS, the Members desire to amend the financing for the Project.

                                                WHEREAS, Company, GCR, Station, Parent and GCR Guarantor desire to release and terminate the Guaranties of GCR Guarantor and Parent.

                                                NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.                                       Defined Terms.

(a)                                  “Additional Expansion Project” means additional construction at the Project, generally consisting of additional hotel rooms and a casino floor expansion, if and as approved by the Members.

(b)                                 “Expansion Financing” means third-party debt financing for the construction of the Expansion Project and Additional Expansion Project and to refinance the Construction Financing.

(c)                                  “Master Development Plan” means the Master Development Plan as defined in the Operating Agreement and specifically shall include the Expansion Design Plan, the Expansion Construction Plan, and the Expansion Project Budget, and, if the Additional

Expansion Project is approved by the Members, similar design plans, construction budgets and project budgets for the Additional Expansion Project (as any and all of the foregoing may be amended from time to time in accordance with the Operating Agreement and all as approved by the Executive Committee).

(d)                                 “Operating Costs” as defined in the Operating Agreement also specifically shall include the Expansion Project Budget and, if the Additional Expansion Project is approved by the Members, the  project budget for such Additional Expansion Project, each to the extent applicable.

(e)                                  “Project” means the Project as originally defined in the Operating Agreement and expressly including the Expansion Project and, if approved and constructed, the Additional Expansion Project.

2.                                       Additional Expansion Project.  Except as set forth in this Section 2, the provisions of Section 2 of the Second Amendment shall apply to the Additional Expansion Project as if the terms therein were for the Additional Expansion Project (with appropriate amendments to the defined terms to be applicable to the Additional Expansion Project), if the Additional Expansion Project is approved by the Members.  However, Section 2(D) of the Second Amendment shall not apply and in lieu thereof the following shall apply to change orders for the Additional Expansion Project:

At the time of approving the budget for the Additional Expansion Project, the Executive Committee also shall establish the parameters for which the Manager may make change orders without the approval of the Executive Committee.

3.                                       Additional Requirements for Executive Committee Approval.  Notwithstanding anything in the Operating Agreement to the contrary, or any provisions of the Expansion Financing or Permanent Financing permitting the same, the approval of the Executive Committee shall be required before (i) the Company acquires any portion of the loans (whether revolving or term) under the Expansion Financing or any Permanent Financing, whether by assignment, purchase, participation or otherwise, (ii) engages in any Acquisition (as defined in the Expansion Financing), or (iii) extends the maturity of the revolver facility (as permitted in the Expansion Financing).

4.                                       Guaranties.  Company, GCR, Station, Parent and GCR Guarantor hereby agree that the Station Guaranty and GCR Guaranty are hereby terminated and Parent and GCR Guarantor are hereby released from any further liability or obligation thereunder.  Further, Company, Station and GCR hereby agree that the Operating Agreement is hereby amended to delete any reference to, or requirement for, the Station Guaranty and GCR Guaranty.

5.                                       Representations. GCR, Station, GCR Guarantor and Parent each severally represents and warrants that:

(a)                                  It has full corporate or limited liability company power and authority to enter into and perform this Third Amendment.

(b)                                 The execution, delivery and performance of this Third Amendment has been duly authorized by all necessary corporate or limited liability company action by such party and, if necessary, its equityholders.

(c)                                  This Third Amendment has been duly executed and delivered by a duly authorized officer or other representative of such party and constitutes the legal, valid and binding obligation of such party enforceable in accordance with its respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditor’s rights generally, and except that the availability of equitable remedies is subject to judicial discretion).

(d)                                 No consent, approval, order, license, authorization or validation of, or filing, recording or registration with, or exemption of or by any person or entity is required in connection with the execution, delivery and performance of this Third Amendment by such party.

(e)                                  Neither the execution, delivery or performance by such party of this Third Amendment, nor compliance by such party with the terms and provisions hereof will:  (i) contravene any applicable provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, or (ii) conflict with or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any security interest or other lien upon any of the property or assets of such party pursuant to the terms of any indenture, mortgage, deed of trust or other instrument to which such party is a party or by which such party or any of its property or assets is bound or may be subject.

6.                                       Miscellaneous.

(a)                                  Except as modified by this Third Amendment, the Operating Agreement is ratified in all respects.  In the event of a conflict between the Operating Agreement and this Third Amendment, the terms of this Third Amendment shall control.

(b)                                 This Third Amendment may be executed in multiple counterparts, each of which shall be deemed an original.

(c)                                  This Third Amendment may not be amended or modified except pursuant to Article VII of the Operating Agreement.

(d)                                 Any “Section” or “Article” referenced in this Third Amendment shall refer to the Operating Agreement unless otherwise specifically stated.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment to Operating Agreement as of the date and year first set forth above.

GREEN VALLEY RANCH GAMING, LLC,
a Nevada limited liability company
By:	GV RANCH STATION, INC., a Nevada
corporation, Its Manager

By:	/s/ Glenn C. Christenson
Title:	Senior Vice President

GCR GAMING, LLC, a Nevada limited
liability company

By:	/s/ Brian Greenspun
Name:	Brian Greenspun
Title:	Manager

GV RANCH STATION, INC., a Nevada
corporation

By:	/s/ Glenn C. Christenson
Title:	Senior Vice President

The undersigned are executing and joining in this Third Amendment to evidence their agreement to the provisions set forth in Sections 4 and 5 above.

GCR GAMING GUARANTOR, LLC, a
Nevada limited liability company

By	/s/ Brian Greenspun
Title:	Manager

STATION CASINOS, INC., a Nevada
corporation

By:	/s/ Glenn C. Christenson
Title:	Executive Vice President, Chief Financial Officer and Chief Administrative Officer